Exhibit 23.2 – Consent of Ernst & Young LLP

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-108946) pertaining to the 2002 Stock Option and Appreciation Rights Plan and the Registration Statement (Form S-8 No. 333-108945) pertaining to the 1994 Stock Option and Appreciation Rights Plan of our report dated August 15, 2003, with respect to the consolidated financial statements and schedule of Teletouch Communications, Inc. included in the Annual Report (Form 10-K) for the year ended May 31, 2005.

/s/ Ernst & Young LLP

Dallas, Texas

November 2, 2005